UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 17, 2005

Commission File No. 001-13783

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	76-0542208
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 West Loop South

Suite 500

Houston, Texas 77027

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amended and Restated Employment Agreement with Curt L. Warnock

On February 17, 2005, Integrated Electrical Services, Inc. (the “Company”), and Curt L. Warnock entered into an Amended and Restated Employment Agreement (the “Employment Agreement”), dated effective as of February 15, 2005, in connection with the employment of Mr. Warnock as Senior Vice President, General Counsel and Corporate Secretary. In addition to setting Mr. Warnock’s annual salary, providing for an annual bonus upon attainment of certain goals and business objectives, and providing for severance payments upon certain events of termination by either the Company or Mr. Warnock, the Employment Agreement sets forth certain obligations to which Mr. Warnock has agreed with regard to non-competition, trade secrets, and maintaining confidential information. The Employment Agreement has a term of three years. The Employment Agreement is included herein as Exhibit 10.1.

Establishment of the 2005 Home Office Incentive Compensation Plan

On February 17, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the 2005 Home Office Incentive Compensation Plan (the “ICP”). The ICP is designed to incent retention of Home Office management and staff and to reward superior performance through a cash payment at the end of the fiscal year. The ICP will employ both financial and individual performance goals which have not yet been established by the Committee. The performance measures will operate independently but positive income at our subsidiaries is required to fund the payment pool. One half of the bonus is non-discretionary. The other half would be subject to adjustment by the Committee based upon individual performance and goal attainment or Company circumstances. All Home Office employees are eligible to participate, including executive officers with target payments ranging from 40 percent of annual salary for the Chief Executive Officer and 25 percent for Senior Vice Presidents and decreasing percentages from there.

Modification of Director fees and retainer

On January 27, 2005, the Board of Directors of the Company modified the existing director fee and retainer schedule described in the Company’s proxy materials for the 2005 Annual Meeting of Stockholders. Effective January 1, 2005 the fee for non-employee directors attending telephonic meetings of the board or committees was increased from $500 to $750. In addition, effective April 1, 2005, the annual retainer has been revised such that each non-employee director receives an annual fee of $12,000 in cash and 6,000 shares of the Company’s Common Stock, payable in quarterly installments. Prior to this change the fee was payable $12,000 in cash and $24,000 in shares of Company Common Stock. Finally, effective April 1, 2005 the annual retainer of the Chairman of the Audit Committee was increased to $25,000 while the annual retainers of the Chairmen of the Compensation and Nominating/Governance Committees remain at $10,000. The retainers are now payable entirely in cash instead of one half cash and one half Common Stock.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Mr. Curt L. Warnock was appointed Senior Vice President and General Counsel of Integrated Electrical Services, Inc. Mr. Warnock has previously served the company for over three years, holding the positions of both Vice President – Law and Corporate Secretary.

ITEM 7.01 REGULATION FD DISCLOSURE

On February 22, 2005, Integrated Electrical Services, Inc. issued a press release announcing the results of its Annual Meeting of Stockholders on February 17, 2005. See the related press release dated February 22, 2005 included herein as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(C)	Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement of Curt L. Warnock

99.1	Press Release dated February 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

By:	/s/ David A. Miller
David A. Miller
Senior Vice President and
Chief Financial Officer

Dated: February 22, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement of Curt L. Warnock

99.1	Press Release dated February 22, 2005